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                                                                   Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the inclusion in this Registration Statement on Amendment No. 4 to Form S-1 of our report dated March 20, 2002 on our audit of the financial statements of Frost Capital Group, Inc. (a development stage company) as of December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and the periods from July 23, 1999 (inception) through December 31, 1999 and July 23, 1999 through December 31, 2001. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.


/s/  EISNER LLP

Eisner LLP
(formerly Richard A. Eisner & Company, LLP)

New York, New York
May 20, 2002